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                                                                    EXHIBIT 10.1


                                VOTING AGREEMENT
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     This is an agreement dated September 3, 1996 (the "Agreement") by and between Manor Care, Inc., a Delaware corporation ("Parent"), and GranCare, Inc., a California corporation ("GranCare").


                                   Background
                                   ----------

     A. Simultaneously with the execution of this Agreement, GranCare is entering into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") with Vitalink Pharmacy Services, Inc., a Delaware corporation ("Vitalink") pursuant to which GranCare will merge with and into Vitalink, with Vitalink as the surviving corporation on the terms specified or referred to therein (the "Merger"). The Merger is structured to be a tax-free reorganization under (S) 368 of the Internal Revenue Code. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement.

     B. Parent currently owns beneficially 11,500,000 shares of Vitalink Common Stock, par value $.01 per share (collectively with any Vitalink Common Stock acquired hereafter, the "Shares").

     C. To induce GranCare to enter into the Merger Agreement, Parent and GranCare wish to set forth certain understandings regarding their relationship prior to the Merger.


                                     Terms
                                     -----

     Therefore, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

     1.  Agreements of Parent.
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         1.1. The Merger. Parent agrees to vote the Shares in favor of the
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Merger.

         1.2. No Solicitation. (a) Until the earlier of the Effective Time or
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the termination of the Merger Agreement in accordance with its terms, Parent shall not, directly or indirectly, solicit or respond to any inquiries or the making of any proposal by any person or entity (other than GranCare) with respect to any sale, transfer, disposition of Parent's Shares, and Parent shall not sell, transfer or dispose of the Shares.
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                     (b) Until the earlier of the Effective Time or the
termination of the Merger Agreement in accordance with its terms, Parent shall not, directly or indirectly, solicit or respond to any inquiries or the making of any proposal by any person or entity (other than GranCare) with respect to any acquisition or purchase of a substantial amount of assets of Vitalink or any merger, consolidation, business combination or similar transaction involving Vitalink.

                     (c) Parent shall not vote in favor of, propose, endorse or solicit proxies with respect to, any matter to be proposed to the stockholders of Vitalink, the approval of which would restrict, hinder or otherwise be inconsistent with the consummation of the Merger.

         1.3. Reasonable Efforts. Parent agrees, from and after the date
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hereof, to use all commercially reasonable efforts to assist in the Merger becoming effective as contemplated by the Merger Agreement.

     2.  Agreements of GranCare.  The obligations of Parent and GranCare under
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this Agreement shall be subject to the condition that the Merger, the Merger
Agreement and this Agreement shall have been approved by the Board of Directors of Vitalink with the effect that GranCare will not be subject to the restrictions of Section 203 of the Delaware General Corporation Law.

     3.  Representations and Warranties.
         ------------------------------

         3.1. Parent is duly organized, validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms.

         3.2. GranCare is duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by GranCare and constitutes a valid and binding obligation of GranCare, enforceable against it in accordance with its terms.

     4.  Termination.  This Agreement shall terminate upon the earlier of (a)
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termination of the Merger Agreement in accordance with its terms, and (b) the date of any amendment  to,
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or modification or waiver of, the Merger Agreement in a manner adverse to
Vitalink not approved in writing by Parent or by the Board of Directors of Vitalink.

     5.  Governing Law.  All questions concerning the validity or meaning of
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this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

     6.  Complete Agreement.  This Agreement contains the entire agreement among
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the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this Agreement. No changes to this Agreement shall be made or be binding on any party unless made in writing and signed by each party.

     7.  Successors.  No party may assign this agreement or any of its rights or
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obligations hereunder without the prior written consent of the other parties.
Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party.

     8.  Injunctive Relief.  Each of the parties hereto recognizes and
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acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     9.  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date above written.


                                    MANOR CARE, INC.


                                    By:
                                        ---------------------------
                                        Name:
                                        Title:



                                    GranCare, INC.


                                    By:
                                        ---------------------------
                                        Name:
                                        Title: